Exhibit 99.1

Micronet Enertec Technologies Inc Reports Second Quarter Financial Results

* Second quarter revenues up 213% to $7.8 million vs. second quarter 2012.

* Six-month revenues reached $18.1 million.

* Six-month R&D investment of $1.4 million resulted in a unique product launch with strategic first order from a leading new customer.

* Total cash and marketable securities $19.1 million

Emerson, New Jersey– August 13, 2013 – Micronet Enertec Technologies, Inc. (NASDAQ: MICT), a developer and manufacturer that integrates and globally markets rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the defense and aerospace markets, today announced financial results for the second quarter and six months ended June 30, 2013.

“We are pleased with our execution in the second quarter, which was highlighted by the R&D effort to present the MRM/Fleet Management market the next generation of innovative products,” stated David Lucatz, Chief Executive Officer of Micronet Enertec Inc. “These products will include a recurring revenue component, and we believe will offer valuable advantages to our customers. Our ability to quickly respond to market needs, together with unmatched quality and reliability, enabled us to quickly receive a purchase order from a new customer, a leading North American service provider. Our R&D efforts include the development of additional rugged tablets to be offered to different and larger segments of the MRM market. We enter the second half of the year with strong momentum, a new product line and a new, tier one customer, building the infrastructure to become the vendor of choice in this multi-billion dollar growing market.”

Second Quarter 2013 Financial Highlights:

•	Total revenue increased 213% to $7.8 million compared to $2.5 million in the second quarter of 2012. The growth is mainly attributed to the acquisition of Micronet in September 2012

•	Gross profit was $2.9 million, compared to $924,000 for the second quarter of 2012. Gross margin was 37% similar to last year

•	R&D expenses grew to $680,000 from $53,000 ($368,000 in Micronet alone) in 2012 focusing on the next generation Android based rugged tablets.

•	Operating income was $865,000, compared to $413,000 in the second quarter of 2012.

•	Non-GAAP net income was $372,000 for the second quarter, compared to a non-GAAP net income of $250,000 in the second quarter of 2012.

•	Non-GAAP diluted EPS was $0.07 per share based on 5.2 million diluted shares compared to $0.08 per share based on 3.2 million diluted shares last year.

•	Strong Balance Sheet: Cash and marketable securities amounted to $19.2 million as compared to $13.8 million in December 31, 2012. Current ratio stood at 3:1 at June 30, 2013.

•	Debt decreased by $1.6 million from $11.7 million as of December 31, 2012 to $10.1 million as of June 30, 2013.

•
GAAP net loss for the second quarter was $227,000, compared to a net profit of $176,000 for the same period last year. GAAP net loss per share for the second quarter was $0.04, based on 5.2 million diluted shares, compared to GAAP net profit of $0.05, based on 3.2 million diluted shares, in the second quarter last year.

Non-cash financial expenses for this quarter amounted to $600,000.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Six Months 2013 Financial Highlights

•	Total revenue for the period more than quadrupled, reaching $18.1 million compared to $4.4 million for the same period in 2012.

•	Gross Profit was $6.5 million, compared to $1.5 million in the first six months of 2012. Gross margin was 36% compared to 34% in the same period last year

•	Operating income was $2.3 million, compared to $452,000 for the first half of 2012

•	R&D expenses grew to $1.4 million vs. $109,000 in 2012, enabling the company to offer innovative new products with high potential demand.

•	Non cash financial expenses for the six months amounted to $1.8 million.

•	Non-GAAP Net Income was $1.1 million compared to $176,000 last year

•	Non-GAAP diluted EPS was $0.29 based on 3.7 million diluted shares compared to $0.05 per share based on 3.2 million diluted shares last year.

•
GAAP net loss for the first six months was $689,000 compared to a net profit of $27,000 for the same period last year. GAAP net loss per share for the period was $0.18, based on 3.7 million diluted shares, compared to GAAP net profit of $0.01, based on 3.2 million diluted shares, in the first half last year. This period included non-cash expenses in the total amount of: $1.8 million.

Mr. Lucatz continued, "With the net proceeds of our public offering during the second quarter, we raised more than $7 million to accelerate our future growth, invest in R&D and marketing and continue with additional strategic and accretive acquisitions that will enhance our product offerings and expand our customer base. We announced a new innovative product, the A-300, which is the first rugged cabin mounted tablet supporting both Microsoft Windows Embedded and Android 4.0. The market reception has been remarkable, and the A-300 tablet will be installed in large commercial fleets providing a comprehensive Fleet Management and Mobile Resource Management solution.”

“In order to maintain our leadership position and capture market share, we believe we need to maintain our R&D investment,” Mr. Lucatz added. “During the quarter we grew our investment significantly but at the same time we successfully doubled our operating profit. In our aerospace and defense division we were awarded a contract valued at $3.3 million for initial production units of the fire control computer for the newest version of an advanced missile defense system, we expect follow-on orders in late 2013 and in the next two to three years. As in the MRM market, our expertise and proven track record in delivering innovative systems are key drivers of our continued growth. We’ll continue the efforts to increase our market share worldwide by acquiring new customers, increasing sales to existing customers, entering new geographies and introducing new features.”

Conference Call

Micronet Enertec will host a conference call today at 10 a.m. EDT to discuss the company's financial results for the second quarter and first six months of 2013, its business outlook and other matters. We invite all those interested in participating in the call to dial: 1-888-281-1167. Callers from outside of the U.S. may access the call by dialing + 972-3-9180644. Please dial a few minutes before 10 a.m. EDT. Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec's website at http://www.micronet-enertec.com/IR-events. A telephone replay of the call will be available for two weeks at: 1-877-456-0009, outside of the US : +972-3-92559-37.

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share and Earnings Per Share Data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Revenues	$7,771	$2,480	$18,132	$4,432
Cost of revenues	4,903	1,556	11,618	2,915
Gross profit	2,868	924	6,514	1,517
Operating expenses:
Research and development	680	53	1,389	109
Selling and marketing	364	82	678	175
General and administrative	866	376	1,650	781
Amortization of intangible assets	93	-	471	-
Total operating expenses	2,003	511	4,188	1,065

Income from operations	865	413	2,326	452
Financial expenses, net	(717)	(246)	(1,848)	(417)
Other income	-	9	-	21
Income before provision for income taxes	148	176	478	56
Taxes on income	11	11	130	12
Share in profit of affiliated company	-	11	-	(17)
Net income	137	176	348	27
Net income attributable to non-controlling interests	364	-	1,037	-
Net Income (loss) attributable to Micronet Enertec	(227)	176	(689)	27

Loss per share attributable to Micronet Enertec
Basic and diluted	$(0.04)	$0.05	$(0.18)	$0.01

Weighted average common shares outstanding:
Basic and diluted	5,210,247	3,241,500	3,725,998	3,241,500

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Net income (loss)	$137	$176	$348	$27
Other comprehensive income (loss), net of tax:
Currency translation adjustment attributable to the non-controlling interests	59	-	100	-
Currency translation adjustment attributable to Micronet Enertec	56	(152)	624	(293)
Total comprehensive income (loss)	252	24	1,072	(266)
Comprehensive loss attributable to the non-controlling interests	(423)	-	(1,137)	-
Comprehensive income (loss) attributable to Micronet Enertec	(171)	24	(65)	(266)

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Par Value Data)

	June 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,835	$10,611
Marketable securities	3,354	3,183
Trade account receivables, net	10,723	9,914
Inventories	5,325	7,392
Derivative asset - call options	459	945
Other account receivable	1,256	1,939
Total current assets	36,952	33,984

Property, and equipment, net	2,297	2,269
Intangible assets and others, net	1,271	1,635
Long term deposit	44	43

Total long term assets	3,612	3,947

Total assets	$40,564	$37,931

	June 30, 2013	December 31, 2012
	(Unaudited)
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$4,644	$4,689
Current portion of long term notes and convertible debenture, net of discount	2,334	1,671
Trade account payables	2,981	4,701
Other account payables	2,455	3,420
Derivative liabilities - put option	22	73
Total current liabilities	12,436	14,554

Long term loans from banks	3,139	3,941
Long term notes, net of discount		1,370
Accrued severance pay, net	258	1,138
Deferred tax liabilities, net	141	60
Total long term liabilities	3,538	6,509

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 100,000,000 shares authorized, 5,831,246 shares issued and outstanding as of June 30, 2013, 3,241,500 shares issued and outstanding as of December 31, 2012	6	3
Additional paid in capital	8,485	957
Accumulated other comprehensive income	857	233
Retained earnings	8,229	8,918
Micronet Enertec stockholders equity	17,577	10,111

Non-controlling interests	7,013	6,757
Total equity	24,590	16,868
Total liabilities and equity	$40,564	$37,931

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America, (“GAAP)”, we provide additional financial metrics that are not prepared in accordance with GAAP, (“non-GAAP”). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that may be infrequent, unusual in nature and not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the acquisition of Micronet. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to the Acquisition. The amortization of acquired intangible assets are non-cash charges. We expect that such charges will be nonrecurring and do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Amortization of UTA’s note discount and related expenses - These interest expenses are non-cash and are related to amortization of discount of the First Note and Second Note,. Such expenses do not reflect our on-going operations and most of them will be incurred up to the end of fiscal 2013.

•
Change in fair value of call / put options and warrants – The change in fair value in 2013 of the call/put options relating to the Acquisition is recorded as interest expense. The change in fair value is derived primarily from Micronet’s share price and does not reflect our on-going operations.  In 2012, the change in fair value of UTA warrants derived from changes in the price of our Common Stock . and do not reflect our ongoing operation as well.

•
Stock-based compensations   - Stock-based compensation is composed of   share based awards granted to certain individuals. They are non cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to the operational performance.

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net income attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net income per diluted share attributable to Micronet Enertec:

	Six months ended June 30,
	2013	2012
GAAP Net loss attributable to Micronet Enertec	$(689)	$27
Amortization of acquired intangible assets	471	-
Change in fair value of call / put options and warrants	193	(17)
Amortization of UTA’s note discount and related expenses	1,188	166
Stock-based compensation	6	-
Income tax-effect of above non-GAAP adjustments	(71)	-
Total non-GAAP net income attributable to Micronet Enertec	$1,098	$176

Non-GAAP net income per diluted share attributable to Micronet Enertec	0.29	0.05
Shares used in per share calculations	3,727,372	3,241,500

	Three months ended June 30,
	2013	2012
GAAP Net loss attributable to Micronet Enertec	$(227)	$176
Amortization of acquired intangible assets	93	-
Change in fair value of call / put options and warrants	(105)	(9)
Amortization of UTA’s note discount and related expenses	619	83
Stock-based compensation	6	-
Income tax-effect of above non-GAAP adjustments	(14)	-
Total non-GAAP net income attributable to Micronet Enertec	$372	$250

Non-GAAP net income per diluted share attributable to Micronet Enertec	0.07	0.08
Shares used in per share calculations	5,211,888	3,241,500

About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc., formerly known as Lapis Technologies, Inc., operates through two companies, Enertec Systems 2001 Ltd (“Enertec”), its wholly-owned subsidiary, and Micronet Ltd (“Micronet”), its majority-owned subsidiary, which it controls.  Micronet operates in the growing commercial Mobile Resource Management (MRM) market, mainly in the United States.  Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.  Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others.  The Company’s products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information, please visit: www.micronet-enertec.com.

Micronet Enertec Technologies, Inc. Forward-looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as "expect," "believe," "intend," "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  More detailed information about the risk factors affecting the Company's performance is contained under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filed with the SEC, which is available on the SEC's web site, www.sec.gov.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analyses only as of the date hereof.  The Company neither intends to, nor assumes any obligation to, update or revise these forward-looking statements in light of developments that differ from those anticipated.

Contact information:
Miri Segal Scharia
Managing Partner Global Accounts & IPOs
Hayden/ MS-IR LLC
Tel: 917-607-8654
msegal@ms-ir.com

Dina Shir
Micronet Enertec Technologies, Inc.
Tel: +972-544-652806
dina@micronet-enertec.com